Portions of this document have been omitted and filed separately with the Securities and Exchange Commission pursuant to a Request for Confidential Treatment. Redacted portions are indicated with the notation:****

CONTRACT MANUFACTURING SERVICES AGREEMENT

THIS is an agreement for the supply of manufacturing services between:

SmarTire Systems Inc. ("SmarTire"), a corporation incorporated under the laws of The Yukon Territory whose head office is at Suite 150, 13151 Vanier Place, Richmond, British Columbia, Canada, V6V 2J1

and

Hyundai Autonet Co., ltd. ("HACO"), a company incorporated under the laws of Korea whose office is located at San 136-1, Ami-ri, Bubal-eub, Ichon-si, Kyoungki-do, 467-701 Korea.

RECITALS OF FACT:

A SmarTire has developed tire monitoring systems and components (the "Products");

B. HACO is a manufacturing facility capable of supplying production quantities of the Products for SmarTire, and SmarTire seeks HACO's highest level of expertise, abilities, skills and know-how for the procurement of contract manufacturing services.

C. SmarTire wishes to purchase contract manufacturing services for the Products listed in Exhibit A for SmarTire's own use or for incorporation into systems which SmarTire re-markets to others as an original equipment manufacturer.

THE PARTIES AGREE AS FOLLOWS:

1. DEFINITIONS

1.1 Unless the context otherwise requires, the following terms shall have the meanings set out herein:
"Agreement"	means this document and the Exhibits attached to it.
"Control Plans"

Means the plans provided by SmarTire containing all of the information required to manufacture the product including Bill of Materials, Test Plans, Assembly Plans, Production Tooling drawings and samples, schematics, and other relevant documents. The Control Plans are listed in the manufacturing process control document and are under revision control.

2
"Day"	means a calendar day, unless otherwise specified.
"ECO"	refers to an Engineering Change Order that is generated by either party to make a change to the Product or components thereof.

"Product"	means any product manufactured by HACO for SmarTire under this Agreement, whether listed in Exhibit A or not.
"Intellectual Property Rights"

means any rights of ownership in intellectual property, including any registered trademarks, copyrights and patents, but also including products, software (both object code and source code), documentation, concepts, inventions, discoveries, processes, specifications, and designs.

"Production and Test Equipment"	Means the production and test equipment purchased of furnished by SmarTire to HACO that will be dedicated to the manufacture of SmarTire Products.
"RFQ"	means a Request for Quotation sent by SmarTire for a price quote on any Products.
"RMA"	Means a return material authorization number to facilitate the return of defective Products that are under warranty.
"Tooling for Plastic Enclosures"	Means the injection molds required for creating plastic parts for the Products.

2. CONTRACT DOCUMENTS AND THEIR PRECEDCENCE

2.1 The following documents constitute the terms and conditions of this Agreement governing the relationship between the parties:

2.1.1 This document entitled " CONTRACT MANUFACTURING SERVICES AGREEMENT "; and the Exhibits, or documents referenced in the Exhibits. At the time of contract signing, the Exhibits are as follows:

Exhibit A - Products

Exhibit B - Product Quotation

Exhibit C - Tooling for Plastic Enclosures

Exhibit D - Production and Test Equipment

Exhibit E - Schedule for Creating the Production Line

Exhibit F - Manufacturing Schedule

Exhibit G - Assembly and Packaging Requirement

Exhibit H - Production and Support Package

3. PRICES

3.1 Prices are as listed in Exhibit "B"-Product Quotation, and will be updated by HACO from time to time in response to SmarTire RFQ's. In no case shall prices be increased more often than one time within the year from the date of signing this agreement and each anniversary year thereafter with the exception of ECO's outline in section 17. Any new prices shall be in written form and be an amendment to Exhibit "B". Federal, state and local sales, and other taxes and duties are not included in the prices. All prices are in US currency.

3.2 HACO warrants that the prices charged to SmarTire are no higher than prices charged on orders placed by other customers under similar conditions and for similar quantities. In the event HACO breaches this price warranty, the prices for the Product shall be reduced retroactively to the date of such breach and HACO agrees that any further price reduction in the cost of the Product after this price reduction will be applicable.

3.3 SmarTire and HACO shall review every six (6) months, commencing six (6) months after the effective date of this Agreement or as mutually agreed to by both Parties, the manufacturing process and negotiate any changes to pricing as specified in Exhibit "B". Price changes may include, but are not limited to, general price changes proposed by HACO, and any cost reduction initiatives that may be proposed by either SmarTire or HACO.

3.4 If SmarTire receives a quote from a qualified supplier that is more than 5% less than the prices charged by HACO, HACO will have thirty days to meet the new quote or else SmarTire may terminate this Agreement as a termination without cause under paragraph 22.3 and 22.4.

4. TOOLING

4.1 SmarTire agrees to pay HACO for the tooling required to produce the plastic enclosures and related parts in accordance with the following:

4.1.1. The tooling shall be produced in accordance with specifications provided by SmarTire for plastic assemblies listed in the table in Exhibit C.

4.1.2. The price for the development of tooling is listed in Exhibit C: Tooling Costs for Plastic Enclosures.

4.1.3. All tooling products shall be the sole property of SmarTire, and shall be subject to the following:

a) HACO shall provide safe storage for the tooling and treat it with the same care and safe-keeping as they would treat their own similar tooling,

b) HACO shall use the tooling for the sole purpose of producing plastic components used in the manufacture of the Products,

c) HACO shall allow SmarTire or its auditors access to the tooling upon request,

d) HACO shall ship the tooling to SmarTire at any time upon request by SmarTire, provided that SmarTire shall be responsible for shipping and related costs.

4.2 SmarTire agrees to pay HACO for the Production and Test Equipment listed in Exhibit D in accordance with the following:

4.2.1. The Production and Test Equipment shall be purchased in accordance with specifications or descriptions provided or agreed to by SmarTire and HACO as listed in Exhibit D.

4.2.2. The price for the Production and Test Equipment is listed in Exhibit D. All Production and Test Equipment will be purchased or developed by SmarTire shall be subject to the following:

a) HACO shall provide safe storage for the Production and Test Equipment and treat it with the same care and safe-keeping as they would treat their own similar tooling,

b) HACO shall use the Production and Test Equipment for the sole purpose of manufacturing the Products for SmarTire,

c) HACO shall ship the Production and Test Equipment to SmarTire at any time upon request by SmarTire, provided that SmarTire shall be responsible for shipping, de-installation and related costs.

4.3 If, at a future time, HACO wishes to use the manufacturing line that contains production equipment purchased by SmarTire, then HACO and SmarTire shall negotiate in good faith the terms and conditions for this to occur.

4.4 SmarTire agrees to provide HACO with the Product samples listed in Exhibit D. The samples will remain the property and will be returned to SmarTire, upon request, when HACO no longer has a need for them to create the production process.

5. TERM

5.1 The term of this Agreement shall commence on the above date and continue for twenty four (24) months (the 'Term"). Either party must provide written notice of termination a minimum of 120 days prior to the end of the Term, but not more than 180 days prior to the end of the Term. If no such termination is provided then this Agreement will be extended for an additional one year period under the same terms and conditions unless the Parties agree otherwise in writing. SmarTire shall have no obligation to place an order with HACO other than as outlined in Schedule F, and SmarTire shall bear no obligation to HACO for any forecast quantity for which SmarTire has not issued a purchase order.

6. LOGISTICS PROCESS

6.1 Manufacturing and Control Process: SmarTire shall provide HACO with the Control Plans required to the manufacture of Products in Exhibit H.

6.2 Purchase Order: SmarTire will request delivery of specific Products through the issuance of a purchase order ("Purchase Order") for Products(s) described in Exhibit A and any future revision or additions to the Product(s) referenced therein. The Purchase Order Number shall be referenced on all HACO confirmation, shipment and invoice documents, and shall be used by SmarTire for the purpose of recording the receipt of Product and making payment of HACO's invoice. Each Purchase Order issued under this Agreement shall be made part of and be automatically incorporated into this Agreement. The Purchase Order may be issued to HACO via electronic mail or by facsimile and will release a specific Product and quantity.

6.3 Scheduled Delivery: SmarTire shall specify a required delivery date on the purchase order. Within 3 working days from receipt of the purchase order, HACO shall provide an acknowledgement of the purchase order confirming the required shipment date, or specifying the date on which they are able to provide shipment of the Products. HACO shall use good faith and best efforts to ship the Products within a 4 week period from receipt of the component parts for each purchase order.

6.4 SmarTire shall provide HACO with a complete kit of the components required to manufacture the Products specified on each Purchase Order with the exception of the plastic parts which HACO shall be authorized to purchase on behalf of SmarTire.

6.5 HACO shall receive the kit and compare the shipped components with the Bill of Materials for the Product to verify that the correct number of components has been received. HACO shall notify SmarTire of any deficient parts within 10 working days, and SmarTire shall provide the missing parts. HACO shall be responsible for the costs of any components or shortages that may occur after the 10 day period.

6.6 Performance: HACO agrees to use its best efforts to provide quality Products and on time delivery to meet one hundred percent (100%) of SmarTire's Product performance and delivery requirements. Should HACO fail to meet this requirement on a materially recurrent basis, SmarTire shall notify the HACO that they have 30 days to provide a written plan to correct the breach. SmarTire may, at its sole option, cancel this Agreement and any or all outstanding orders should HACO not comply with the written plan to correct the breach. SmarTire will not reasonably withhold acceptance of the correction plan.

6.7 Delivery: Delivery shall be in accordance with Section 9.0.

6.8 Shipping: The product shall be shipped in accordance with Section 1.0.

7. CHANGE ORDERS

7.1 SmarTire may issue an alteration to an original purchase request through the use of an amended or new Purchase Order in order to execute the following changes:

(i) change a location for delivery,

(ii) modify the quantity or type of Products to be delivered,

(iii) decrease or increase any applicable charge, fee or price, as set forth in this Agreement,

(iv) correct typographical or clerical errors,

(v) order Products which are of superior quality, more cost effective, are enhancements, or new releases of the Products set forth in this Agreement

(vi) properly reflect the then current Product revision level, or

(vii) modify requested delivery due date.

8. QUALITY & TESTING REQUIREMENTS

8.1 HACO shall maintain a quality assurance program that is certified to TS16949: 2002. HACO shall provide a copy of their quality system registration certificate to SmarTire upon request, and SmarTire shall have the right to audit such quality assurance program to determine compliance.

8.2 HACO shall manufacture and test the Products in conformity with the rules of its quality assurance program and SmarTire's test procedures as set out in the documents specified in Exhibit H.

8.3 HACO shall keep records (documentation) of the quality assurance procedures it has taken, in particular for measured values and test results, and shall maintain the records and any Product samples in an orderly manner, so that they are accessible to SmarTire. The nature and extent of these records and samples, and the length of time they must keep, may be specified in a separate agreement between the Parties, but shall not be for a term any less than a five (5) year period from delivery of the specific Product to SmarTire.

8.4 HACO shall provide SmarTire, upon request, access to inspect the records described in Section and give SmarTire Product samples for evaluation and testing purposes. HACO shall also assist SmarTire in evaluating the record and samples.

8.5 HACO shall grant SmarTire representatives access to HACO's manufacturing facilities and premises, to the extent this may be required for confirming the existence and functioning of the HACO's quality assurance program and its operation. SmarTire shall give HACO reasonable advance notice of the visit of its representatives.

8.6 If HACO determines, in the course of testing Products that the reliability or characteristics of the Products deviate from those specified in this Agreement, HACO shall immediately inform SmarTire thereof and wait for SmarTire's instructions to correct the deviation(s). Until the permanent corrective measures are implemented, SmarTire may require HACO to implement special measures (e.g. greater test frequency) for a reasonable period of time as necessary. HACO shall be responsible for those costs in connection with implementing the special corrective actions if the decrease in quality was actually caused by HACO.

8.7 HACO shall be responsible for maintaining product traceability that will enable SmarTire to determine which Products were manufactured for each production order placed with HACO. If SmarTire requires further traceability in the future to the board level or to the component level, both parties agree to negotiate fair costs for the implementation of such processes.

9. DELIVERY

9.1 HACO shall deliver the Products to SmarTire as specified in Exhibit F. Except as otherwise set forth in this Agreement; reasonable charges for transportation of the Products (but not including surcharges or additional expenses due to HACO's own failure to meet the delivery time) shall be paid by SmarTire.

9.2 Title and risk of loss shall pass to SmarTire when Product and spare parts are delivered to SmarTire's carrier in accordance with Exhibit G. Product and spare parts shall be shipped FCA Origin.

10. PACKAGING & SHIPPING

10.1 Product shall be individually packaged in accordance with SmarTire's Packaging and Shipping specifications in Exhibit G. Each container must be marked to show SmarTire's Part Number, Purchase Order Number, the quantity of Products in the container and a packing sheet showing such information must be included in each package or single unit of shipment or with each truckload shipment.

11. PAYMENT

11.1 Production Orders

11.1.1 HACO shall invoice SmarTire 75% upon commencement of production for each order and the balance of 25% at the time of shipment for the order. Invoices are to be sent in duplicate to SmarTire's Accounts Payable, Finance Department. Payment for the balance of 25% shall be paid within 15 days from the date of invoice. Notwithstanding anything else in this Agreement, SmarTire agrees that HACO shall have a security interest in all SmarTire Production and Test Equipment and work-in-progress to the extent of its unpaid invoices for the 25% balance only.

11.1.2 An invoice shall contain

(i) HACO's name and invoice date,

(ii) a reference to this Agreement, the Purchase Order Number or other authorizing document,

(iii) description, price, and quantity of the Products or services actually delivered or rendered,

(iv) credits (if applicable),

(v) name (where applicable), title, phone number, and complete mailing address of responsible official to whom payment is to be sent, and

(vi) other substantiating documentation or information as may reasonably be required by SmarTire from time to time.

11.2 Production Equipment: SmarTire shall pay for, or arrange lease payments for, any Production and Test Equipment or Product Samples required listed in Exhibit D. SmarTire shall be responsible for any shipping or related costs to have the equipment shipped to the HACO production facility.

11.3 Tooling for Plastic Enclosures: Any costs for the Tooling for Plastic Enclosures shall be paid in accordance with the payment terms contained in Exhibit C.

12. TAXES

12.1 SmarTire shall not be liable for any Federal, State or Local taxes which are levied upon this Agreement or the Products and services, or their uses, excluding franchise taxes and taxes based upon SmarTire's income.

13. WARRANTY/ACCEPTANCE PROCEDURE

13.1 HACO warrants that the Products sold to SmarTire shall conform to the test specifications set forth in the related Production & Support Package for all products listed in Exhibit A and will be free from defects in workmanship under normal use and service for a period of twenty-four (24) months from the date of shipment. HACO will not be responsible for any defects in components supplied by SmarTire, defects resulting from the designs created by SmarTire, or design defects that are not detected by the test programs provided by SmarTire.

13.2 In the event SmarTire rejects Product/spare parts or makes a claim under this Section, SmarTire will analyze the defects in the Products and return the Products to HACO with written descriptions of such defects. In the event that SmarTire rejects Products or makes a claim under this Section, SmarTire will request the return of the Product and HACO will issue SmarTire an RMA number.

13.3 This warranty/acceptance procedure does not extend to Product which has been subjected to misuse, abuse, accident, improper testing, improper installation, or negligence in use, storage, transportation or handling or exposure through no fault of HACO.

13.4 In the event of Product rejection leading to a warranty claim by SmarTire;

(i) HACO and SmarTire shall jointly promptly investigate and determine its cause,

(ii)HACO shall institute corrective quality/manufacturing controls, and

(iii) SmarTire shall return the defective Products to HACO's designated site for repair or replacement if the defects are a result of workmanship errors by HACO.

13.5 SmarTire and its assigns shall be responsible for settling field warranties with SmarTire customers, and SmarTire and HACO shall negotiate fair settlement to SmarTire, in such cases that workmanship defects are proven to be the reason for the warranty claim

13.6 SmarTire agrees to accept 2% under shipment or ship 2% over required materials, at its discretion, on certain products. The parties will agree on such products and add a list to Exhibit A.

14. CONFIDENTIALITY

14.1 For the purpose of this section, "Confidential Information" means any and all technical, financial, commercial, legal or other information, in whatever form or media, that is not generally known to the public, whether or not it is patented, registered or otherwise publicly protected, and includes, without limitation, the Products.

14.2 Each party shall maintain in confidence all Confidential Information communicated, discussed, delivered or made available to such party, and except as required to fulfill the purposes of this Agreement, shall not use or disclose this information to any thirty party, firm or corporation, including any agent, affiliate, subsidiary, consultant, or subcontractor of the parties, without the prior written consent of the other party Notwithstanding the foregoing, the receiving party may disclose the Confidential Information to its employees with a need to know such information, provided each employee shall be obligated to consent to the same terms and conditions of the confidentiality provision in this agreement in writing to keep such information confidential. The obligations in this paragraph shall not apply if and to the extent that the receiving party establishes that the Confidential Information:

(a) was already known to the receiving party before or at the time of its disclosure by the other party;

(b) is publicly available at the time of its receipt by the receiving party or becomes publicly available other than by breach of this Agreement or by action of the receiving party;

(c) was received by the receiving party in good faith from a third party lawfully in possession thereof and without an obligation of confidentiality to the disclosing party and without breach of this Agreement;

(d) was developed independently by the receiving party's employees or subcontractors who have not had either direct or indirect access to any of the disclosing party's Confidential Information; or

(e) is required by law to be disclosed, provided that notice of the requirement to disclose is delivered to the party seeking to prevent disclosure of the Confidential Information so that it may contest this potential disclosure.

14.3 Neither party shall directly or indirectly cause or permit any Confidential Information to be copied or reproduced unless such copy or reproduction is necessary to fulfill the purposes of this Agreement. Any such copy shall be marked confidential and, when appropriate, marked as proprietary to the party providing the Confidential Information.

14.4 Nothing in this Agreement shall confer upon the receiving party any right, title, interest or license in or to any Confidential Information received from the other party, except if and to the extent otherwise expressly stated in this Agreement.

14.5 The receiving party shall take all reasonable steps to ensure compliance of its directors, officers, employees and subcontractors with the confidentiality provisions of this Agreement. Without limiting the foregoing, the receiving party agrees to take any step that the other party reasonably requests to ensure compliance with this section.

14.6 The parties acknowledge that any disclosure, use or taking of the Confidential Information or any part thereof, except as expressly permitted under this Agreement, shall diminish substantially the value to the disclosing party of its proprietary rights and interests and that legal remedies in such circumstances would be wholly inadequate. In such instance, the parties agree that the disclosing party shall be entitled to equitable relief to protect its interest in and to the Confidential Information or any part thereof, including but not limited to, injunctive relief, to ensure the receiving party's compliance with the provisions of this Agreement, as well as monetary and other damages available to it under any applicable law.

14.7 Each Party to this Agreement understands that a recipient may now or in the future be developing proprietary information internally or in association with third parties, or receiving information form third parties, that my be similar to disclosed Confidential Information. Accordingly, nothing in this Agreement shall be construed as a representation or inference that Recipient will not develop, license, obtain or market products that are similar to or that compete with disclosed Confidential Information or the disclosing party's products.

15. LIABILITY AND INDEMNIFICATION

15.1 HACO will not be liable for errors, costs, or expenses which may be incurred in the manufacturing process due to a reliance upon components, information, technological records, sketches, drawings, or prototypes furnished by SmarTire, and upon which items HACO is to proceed without preliminary verifications, testing or study. This does not remove liability from HACO due to negligence in determining or identifying problems with the manufacturing process.

15.2 Should SmarTire default on any of its commitments set forth in this agreement SmarTire's liability shall be limited to 90 days work/materials in process as outlined in Section 22 Termination.

16. FORCE MAJEURE

16.1 If either of the parties becomes unable to carry out the whole or any part of its obligations under this Agreement, for any reason beyond its control including acts of God, acts of governmental authorities, strikes, war, riots or any other cause of such nature ("Event of Force Majeure"), then the performance of the obligations of the affected party shall be excused during the continuance of any inability so caused, but such inability shall, as far as possible, be remedied with all reasonable dispatch.

16.2 Either party shall give immediate notice to the other party upon becoming aware of an Event of Force Majeure.

16.3 If an Event of Force Majeure continues for a period exceeding one(1)month or such other period as is mutually agreed to by the parties, the other party may terminate this Agreement by giving the affected party one(1) month's notice of its intention to do so in writing.

17. ENGINEERING CHANGE ORDERS (ECO)

17.1 From time to time HACO will be asked to implement ECO's. Following is the proper procedures:

17.1.1 SmarTire will notify HACO in writing of a proposed ECO along with an ECO form. This notification will include documentation of the proposed change(s) so that HACO may investigate the impact of this proposal. The documentation should include, but not be limited to, an ECO form and documents with the proposed written description of the change, revised-BOM drawings, media, required implementation date, etc.

17.1.2 Upon notice of a request for an ECO, HACO will exercise due diligence to review all cost impact and material availability within five (5) business days after HACO's receipt of an ECO proposal. All cost impacts and material availability issues will be presented, mutually reviewed and agreed to in writing with SmarTire prior to HACO's implementation.

17.1.3 HACO will notify SmarTire in writing of any proposed changes and SmarTire shall respond within five (5) business days after receipt of such written notification. Should SmarTire notify HACO in writing that it disapproves of such changes then, HACO will continue to deliver unchanged Products in accordance with the provisions of this Agreement.

17.1.4 In the event of an Emergency ECO, HACO will provide cost impacts and material availability within 48 hours of notice. The cost will be mutually reviewed and agreed to in writing with SmarTire prior to HACO's implementation. Emergency ECOs will be handled in a priority mode.

17.2 All record, sketches, original drawings, photographs, prototypes, or finished models and the use thereof provided by SmarTire to originate Products or same are exclusive property of SmarTire. SmarTire will issue written instructions to HACO within sixty (60) days following termination or completion of the Agreement for the disposition of such items. HACO is authorized to determine the disposition of any such items which are not covered by written instructions.

18. INSURANCE

18.1 HACO agrees to maintain liability insurance in limits of at least $2,000,000 per occurrence for property damage to SmarTire owned materials and tooling, naming SmarTire or its assigns as a named insured. The insurer shall be requested to forward to SmarTire or its assigns copies and notices of any modifications or termination of the same.

19. DISPUTE RESOLUTION

19.1 Any dispute arising out of or in connection with this Agreement shall, within seven business days of the dispute arising, be reported to the signatories to this Agreement or their successors in title. These representatives or their designates shall contact one another within two business days of the report being made to attempt to resolve the dispute.

19.2 If the representatives or their designates do not resolve the issues within thirty(30) days of a report being made to the signatories or their successors in title under paragraph 19.1, then, unless the parties mutually agree to extend this thirty(30) day period, the parties shall in good faith attempt to resolve the dispute through a mediation process administered by the British Columbia International Commercial Arbitration Centre ("BCICAC") in accordance with its prevailing rules and procedures. Any dispute arising out of or in connection with this Agreement shall be settled without recourse to the courts, and if the parties fail to resolve such a dispute through mediation, the dispute shall be referred to and resolved by arbitration under the rules of the BCICAC.

19.3 The appointing authority shall be the BCICAC and the case shall be administered by the BCICAC.

19.4 The place of mediation or arbitration shall be Vancouver, British Columbia, Canada. The language of mediation or arbitration shall be in English.

20. RELATIONSHIP OF THE PARTIES

20.1 The relationship between SmarTire and HACO is solely that of buyer and seller. Both Parties are independent contractors and are in no way each other's legal representative agent. NEITHER PARTY HAS AUTHORITY TO ASSUME OR CREATE ANY OBLIGATIONS ON THE OTHER'S BEHALF, EXPRESS OR IMPLIED WITH RESPECT TO GOODS OR OTHERWISE. However, notwithstanding the foregoing, Product produced and purchased hereunder, shall bear nameplates identifying SmarTire as the manufacturer of such equipment. The parties will, in accordance with Canadian and International laws, agree on the particular wording. For example "Assembled in Korea for SmarTire Systems" or "Manufactured in Korea for SmarTire Systems". SmarTire may reference the HACO name as required on its products and support materials and literature.

21. ASSIGNMENT

21.1 HACO may not assign or transfer any obligations, duties, or rights hereunder without the prior written consent of SmarTire. SmarTire may assign this Agreement to any parent, affiliate third party or subsidiary company with written notice to HACO. Except as provided otherwise in this Section, this Agreement will be binding upon and will inure to the benefit of the successors, assigns, executors, and personal representatives of the Parties hereto.

22. TERMINATION

22.1 SmarTire may elect to terminate this Agreement upon delivery of written notice upon any breach hereof, provided such breach goes uncured by HACO within 30 days of such notice, or should HACO indefinitely suspend the normal operation or conduct of its business, become insolvent, or make a general assignment for the benefit of creditors, suffer or permit the appointment of any trustee or receiver for its assets or business, or should it avail itself of any statute relating to insolvency or protection of the rights of creditors.

22.2 SmarTire may elect to terminate this Agreement upon delivery of written notice upon any change in management or manner or conduct of business of HACO which in the opinion of SmarTire affects product, or the business, or proprietary interests of SmarTire.

22.3 SmarTire may also elect, as its discretion, to terminate this Agreement at any time without cause; provided however, if such termination without cause occurs it shall be subject to the liabilities of Section 22.4.

22.4 Upon request and/or termination, HACO shall promptly surrender and deliver to SmarTire any and all materials and equipment belonging to SmarTire within five (5) business days or a mutually agreed upon date.

22.5 Should SmarTire terminate this Agreement or cancel future Product requirements without cause, SmarTire's maximum liability to HACO hereunder shall be financial restitution for 90 days work in process/materials as outlined below as well as tooling and equipment investment costs. The liability will be made up of 30 days work in process/finished goods plus 60 days raw material to support the most current SmarTire forecast. . For items deemed not returnable, HACO shall submit an itemized list of said inventory to substantiate any claim for inventory liability. SmarTire will have, at its option and cost of shipping, the right to any and all material and equipment paid for or supplied by SmarTire in connection with the termination, and HACO shall not unreasonably deny shipment of same.

23. SURVIVAL

23.1 The terms of Sections 4, 12, 13, 14, 15, 19, 20, 21, 22, 23, and 24 shall survive the termination of this Agreement and any amendments and extensions thereof.

24. MISCELLANEOUS

24.1 If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

24.2 This document, along with its exhibits, attachments and addendums, is the entire Agreement between HACO and SmarTire pertaining to the subject matter hereof, and no other agreements, oral or otherwise, shall be deemed to exist to bind the Parties. This Agreement may not be modified or terminated orally, and no claimed modification, termination or waiver shall be binding unless in writing and signed by both Parties.

24.3 Headings contained herein are for convenience only and shall not be used in construing any term of this Agreement. Failure by either Party hereto to enforce any of the provisions of this Agreement or any rights with respect thereto, or failure to exercise any election provided herein shall in no way be considered a waiver of such provisions, rights, or elections or in any way affect the validity of this Agreement. The failure of any Party to enforce any of said provisions, rights, or election shall not prejudice such Party from later enforcing or exercising the same or any other provisions, rights, or elections it may have under this Agreement.

24.4 Notices. Except as may be required for detailed instructions concerning administration of this Agreement, any notices or reports required by this Agreement, or with respect to this Agreement, shall be considered as having been given or made, if received by certified or registered mail to:

Smartire:	Smartire Systems Inc. Suite 150, 13151 Vanier Place Richmond, British Columbia, Canada, V6B 2J1 Attention: Chief Operating Officer Phone: (604) 276-9884 Fax: (604) 276-2350

HACO:	San 136-1, Ami-ri, Bubal-eub, Ichon-si, Kyungki-do, 467-701 Korea Hyundai Autonet Co., ltd. Attention: Senior Vice President Phone: 82-31-639-6673 Fax: 82-31-636-4138

24.5 This Agreement shall be governed and construed in accordance with the laws of the Province of British Columbia, Canada excluding rules of private international law that lead to the application of the laws of any other jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods is hereby excluded from application. The language of business and interpretation for this Agreement shall be English.

24.6 This Agreement may be executed in counterparts, or facsimile counterparts, each of which when executed by any of the parties shall be deemed to be an original, and such counterparts shall together constitute one and the same Agreement.

24.7 Attorney Fees: If the services of an attorney are required on the breach or default of this Agreement, or if any judicial remedy or arbitration is necessary to enforce or interpret any provision of this Agreement or the rights and duties of any person in relation to this Agreement, the prevailing party shall be entitled to reasonable attorney fees, costs and other expenses, in addition to any other relief to which the prevailing party may be entitled. Any award of damages following judicial remedy or arbitration as a result of the breach of this Agreement or any of its provisions shall include an award of prejudgment interest from the date of the breach at the maximum amount of interest allowed by law.

IN WITNESS WHEREOF, the Parties have caused this Agreement (including attached Exhibits noted below) to be executed by their duly authorized representatives on the dates written below.
SmarTire Systems		Hyundai Autonet Company

Signature:	/s/ Al Kozak	Signature:	/s/ Yong-seog Park

Printed Name: Al Kozak		Printed Name: Mr. Yong-seog Park
Title: Chief Operating Officer		Title: Senior Vice President
Date: October 17, 2003		Date: October 17, 2003

EXHIBIT A: PRODUCTS

Part Number	Part Name
200.0065	TV-1 Valve Transmitter
200.0100	TS-2 Transmitter Strap
200.0059	Base Receiver
200.0060	FFD Remote
200.0068	FFC Integrated

EXHIBIT B: PRODUCT QUOTATIONS

1. Manufacturing costs including plastic parts fabricated by HACO for SmarTire
Model	Receiver Base R-1	Display FFD Integrated	Display FFD Remote	Transmitter Strap Ts-2	Transmitter Valve TV-1
Part Number	200.0059	200.0068	200.0060	200.0100	200.0065
Manufacturing Cost	$****	$****	$****	$****	$****
264.0088	$****
264.0089	$****
264.0090	$****
264.0109	$****
264.0110	$****
264.0118		$****	$****
264.0098			$****
264.0119				$****
264.0106					$****
264.0114		$****
Total Cost	$****	$****	$****	$****	$****

2. Plastic parts descriptions and costs

Part Number	Descriptions		Cost
264.0088	Housing-Receiver top GEN II costing per piece		$****
264.0089	Housing - Receiver bottom GENII costing per piece		$****
264.0090	Bezel Type A - Receiver GENII costing per piece		$****
264.0109	Light Pipe - Receiver GENII costing per piece		$****
264.0110	Battery Cover w/o snaps - Receiver GENII costing per piece		$****
264.0118	FFD Front Bezel Assembly	$****	$****
	LED Lens	$****
	Button 1	$****
	Button 2	$****
	Button 3	$****
264.0098	FFD Housing Back Integrated with Snaps		$****
264.0119	Housing - Strap Mount Transmitter TS-2		$****
264.0106	Housing - Valve Mount Transmitter TV-1		$****
264.0114	FFD Housing Back Remote without Snaps		$****

 EXHIBIT C: TOOLING FOR PLASTIC ENCLOSURES

1) Production tooling cost:

Model	Receiver Base R-1		Display FFD Integrated		Display FFD Remote		Transmitter Strap TS-2		Transmitter Valve TV-1
Tooling Items	264.0088	$6,600	264.0118	$18,300	264.0118	$0	264.0119	$8,700	264.0106	$8,700
	264.0089	$6,600	264.0114	$7,000	264.0098	$7,000
	264.0090	$6,600
	264.0109	$5,300
S -Total	$25,100		$25,300		$7,000		$8,700		$8,700
G -Total	$74,800

2) Production tooling description and cost:

No	Part Number	Descriptions		Cost
1	264.0088	Housing - Receiver top GENII costing per piece		$6,600
2	264.0089	Housing - Receiver bottom GENII costing per piece		$6,600
3	264.0090	Bezel Type A - Receiver GENII costing per piece		$6,600
4	264.0109	Light pipe - Receiver GENII costing per piece		$5,300
6	264.0118	FFD Front Bezel Assembly	$8,000	$18,300
7		LED Lens	$3,500
8		Button 1	$3,500
9		Button 2	$0
10		Button 3	$3,300
11	264.0098	FFD Housing Back Integrated with Snaps		$7,000
12	264.0119	Housing - Strap Mount Transmitter TS-2		$8,700
13	264.0106	Housing - Valve Mount Transmitter TV-1		$8,700
14	264.0114	FFD Housing Back Remote without Snaps		$7,000
Total				$74,800

3) SmarTire shall pay HACO 50% of the tooling price 30 days before HACO starts the development of the tooling.

4) SmarTire shall pay the balance of tooling costs (50%) upon approval of sample parts by SmarTire for the plastic parts.

EXHIBIT D: PRODUCTION EQUIPMENT PURCHASED AND PROVIDED BY SMARTIRE SYSTEMS INC.

1) Production equipment provided by SmarTire

Description	Part Number	Quantity	Est Value US
Conformal Coating Machine		1	$60,000
Epoxy Dispenser		1	$50,000
Potting Dispenser		1	$50,000
UV Conveyor Oven		1	$30,000
Thermal Oven		1	$10,000

Wheel Balancer		1	$5,000

EOL Functional Testers comprised of		2
1 Fixture
2 Receivers	200.0059
2 FFD Cables
2 Power adaptors

Bed-of-Nails Tester comprised of		1
Bed-of-Nails Fixture	277.0034
Calibration Panel	210.0156
Receiver Module	277.0053
Power Supply	277.0044
Spectrum Analyzer	HP 8591E
Attenuator	HP 355C
Computer containing
I/O Card; National	AT-MIO-16E-1
I/O Card; National	LAB PC+
I/O Card; National	PCI-GPIB
Mouse
Monitor
Keyboard

Bed-of-Nails Tester comprised of		1
Bed-of-Nails Fixture	277.0033
Calibration Panel	210.0157
Receiver Module	277.0053
Power Supply	277.0044
Spectrum Analyzer	HP 8591E
Attenuator	HP 355C

Description	Part Number	Quantity	Est Value US

Computer comprised of
I/O Card; National	AT-MIO-16E-1
I/O Card; National	LAB PC+
I/O Card; National	PCI-GPIB
Mouse
Monitor
Keyboard

Bed-of-Nails Tester comprised of:		1
Bed-of-Nails fixture	277.0035
Calibration Panel	210.0161
Power Supply	277.0043
Signal Generator	HP 8656A
Computer comprised of:
I/O Card; National	AT-MIO-16E-1
I/O Card; National	LAB PC+
I/O Card; National	PCI-GPIB
Mouse
Monitor
Keyboard

End of Line Tester		1
Signal Generator	HP 8656A
Interface	277.0045
RF Switch/Modulator	277.0068
Computer comprised of:
I/O Card; National	AT-MIO-16E-1
I/O Card; National	PCI-GPIB
Mouse
Monitor
Keyboard

Transmitter End of Line Tester	277.0032	1
Spinner Fixture (Table with two spinner modules)
Controller
2 Valve mount sensor fixtures
2 Strap mount sensor fixtures
Dot matrix failure slip printer
Datamax 4406 barcode printer
Intermec 1470 barcode scanner
Intermec scanner power supply

Description	Part Number	Quantity	Est Value US

Computer comprised of
Mouse
Monitor
Keyboard

Signal Generator	HP 8656A
Spectrum Analyzer	HP 8591E
Printer
Low Frequency Signal Generator	BEK4040

2. Product Samples provided by SmarTire

Base Receiver
Part Number	Quantity	Supply Date
215.0043.EP	2 panels	Oct 3
210.0129.EP (through SMTR)	2 panels	Oct 8
210.0129.EP (Complete)	1	Oct 15
260.0080 (Data Jack)	5	Sept 12
260.0081 (FFD Header)	5	Sept 12
260.0082 (Power Jack)	5	Sept 12
260.0083 (Rear Power Header)	5	Sept 12
264.0088 (Housing, Top)	1	Sept 12
264.0089 (Housing, Bottom)	1	Sept 12
264.0090 (Bezel)	1	Sept 12
264.0109 (Light Pipe)	1	Sept 12
210.0129.EP (Failed BoN)	2 panels	Oct 10
210.0129.EP (Passed BoN)	2 panels	Oct 10
200.0059 (Failed EOL)	2	Oct 17
200.0059 (Passed EOL)	2	Oct 17

Full Function Display
Part Number	Quantity	Supply Date
215.0044 (Bare)	4 panels	Sept 12
210.0130 (Complete)	3 panels	Oct 15
210.0130 (PCB, Complete)	1	Sept 12
257.0007 (EL Panel)	10	Sept 12
257.0008 (LCD)	5	Sept 12
260.0085 (Zebra Strips)	10	Sept 19
264.0091 (Metal Bezel)	5	Sept 12
264.0098 (Housing, Back, Integrated)	1	Sept 12
264.0114 (Housing, Back, Remote)	1	Sept 12
264.0118 (Housing, Front, Bezel)	2	Sept 12
23
200.0060 (Integrated)	2	Sept 12
200.0068 (Remote)	2	Sept 12
Valve Transmitter
Part Number	Quantity	Supply Date
215.0045 (Bare)	2 panels	Sept 12
210.0137 (Through SMTR)	2 panels	Oct 7
210.0137 (Complete)	1	Sept 29
240.0093 (Antenna, Helical)	5	Sept 12
261.0023 (Centrifugal Switch)	5	Sept 12
263.0066 (Battery, Top)	5	Sept 24
263.0067 (Battery, Bottom)	5	Sept 24
264.0106 (Housing)	1	Sept 12
210.0137 (Failed BoN)	2 panels	Oct 7
210.0137 (Passed BoN)	2 panels	Oct 7
200.0065 (Failed EOL)	2	Sept 12
200.0065 (Passed EOL)	2	Sept 12

Strap Transmitter
Part Number	Quantity	Supply Date
215.0059 (Bare)	2 panels	Sept 12
210.0149 (Through SMTR)	2 panels	Sept 12
210.0149 (Complete)	1	Sept 26
240.0093 (Antenna, Helical)	5	Sept 12
261.0023 (Centrifugal Switch)	5	Sept 12
263.0066 (Battery, Top)	5	Sept 24
263.0067 (Battery, Bottom)	5	Sept 24
264.0119 (Housing)	1	Sept 12
210.0149 (Failed BoN)	2 panels	Sept 26
210.0149 (Passed BoN)	2 panels	Sept 26
200.0100 (Failed EOL)	2	Sept 26
200.0100 (Passed EOL)	2	Sept 12

Exhibit E: Schedule for Creating the Production Line

Task Name	Duration in Days	Start 2003	Finish

Test Equipment	55	Sept 8	Nov 21
Verify parts	3	Sept 8	Sept 10
Build testers	15	Sept 11	Oct 1
Purchase Equipment	21	Sept 8	Oct 6
Spectrum Analyzers (2)	20	Sept 9	Oct 6
Signal Generators (4)	20	Sept 9	Oct 6
Computers (3)	10	Sept 9	Sept 22
I/O Cards	10	Sept 8	Sept 19
Datamax Printer	5	Sept 8	Sept 12
Pressure Transducers	5	Sept 8	Sept 12
Calibrate Testers	5	Oct 7	Oct 13
Commission Testers	5	Nov 17	Nov 21
Product Samples (See Schedule A)	40	Sept 8	Oct 31
Valve Transmitter	40	Sept 8	Oct 31
Strap Transmitter	15	Sept 8	Sept 26
Base Receiver	40	Sept 8	Oct 31
Full Function, Integrated	25	Sept 8	Oct 10
Manufacturing Equipment	30	Sept 8	Oct 17
Epoxy dispenser	30	Sept 8	Oct 17
Conformal Coating/Potting Machine	30	Sept 8	Oct 17
Conveyor Oven	30	Sept 8	Oct 17
Shotgun Potting Dispenser	20	Sept 8	Oct 3
Process Validation	49	Nov 3	Jan 8, 2004
High Temperature	3	Nov 3	Nov 5
Low Temperature	3	Nov 6	Nov 10
Thermal Shock	1	Nov 11	Nov 11
Thermal Cycling	2	Nov 3	Nov 4
Humidity	5	Nov 5	Nov 11
Mechanical Shock	1	Nov 3	Nov 3
Installation Shock	1	Nov 4	Nov 4
Handling Drop	1	Nov 5	Nov 5
Vibration	4	Nov 6	Nov 11
Resistance to Contamination	4	Nov 3	Nov 6
Salt Fog	4	Nov 7	Nov 12
Immersion	1	Nov 13	Nov 13
Solder Fatigue	49	Nov 3	Jan 8, 2004
Test Report	2	Nov 14	Nov 17

EXHIBIT F: MANUFACTURING SCHEDULE

Section A: Manufacturing Schedule

	SmarTire Part Number	200.0059	200.0065	200.0100	200.0068	200.0060	Delivery Date Target
1	Initial production run	500	2000	2000	500	500	On or before Dec 10/03
2	Quantity for build	4,500	4,000	12,000	2,000	4,000	On or before Jan 15/04
3	Quantity for build	17,000	12,510	15,995	5,450	5,100	On or before Feb 7/04
4	Quantity for build	17,006	16,495	20,000	6,450		On or before Feb 28/04
	Overall production Totals	39,006	35,005	49,995	14,400	9,600

Notes:

a) SmarTire has committed to the production schedules in Section A above.

b) SmarTire will issue a purchase order for the total quantities listed in Section A above upon signing of this agreement. HACO shall have the right to revise dates if the production equipment supplied by SmarTire is not received by HACO the week of October 17, 2003 and the inventory required to build the quantities is not received by HACO or originally scheduled.

Section B: Forecast for 2004/2005

	SmarTire Part Number	Q1/04	Q2/04	Q3/04	Q4/04	2005
1	200.0059		5,000	8,000	10,000	20,000
2	200.0065	Discontinued
3	200.0100	Discontinued
4	200.0068		1,500	2,500	3,500	6,000
5	200.0060		1,500	2,500	3,500	6,000
6	New 200.0065 Equivalent (valve)		4,000	10,000	15,000	40,000
7	New 200.100 Equivalent (strap)		16,000	22,000	25,000	40,000

Notes:

a) All forecast items are subject to review and inclusion prior to inclusion in this agreement and are subject to price quotations, retooling charges and other related issues. These items will be added to the agreement by joint sign-off of HACO and SmarTire if agreement is achieved. Information provided in the forecasts is subject to market conditions.

b) The forecast orders will be firmed up 3 months in advance, and both Parties will agree to the inclusion of any additional business other than that indicated in the manufacturing schedule.

c) Existing receiver and transmitter systems will be re-designed for lower manufacture costs.

EXHIBIT G: ASSEMBLY AND PACKAGING REQUIREMENT

1. HACO cost for each shipment of the products shall be added onto each invoice.

2. Shielding bag must be used for transport of transmitters and receiver.

3. Estimated shipping costs as follows:

Packaging quotation from HACO to SmarTire.

This offer price is based on the 100K system volume per year. (Unit $ USD)

Part Number	Description	Unit	Price	Remarks
276.0057	Euro box with skid	1 carton	$13.29	FOB Korea
276.0058	Tray #1	1 pcs	$0.24
276.0059	Tray #2	1 pcs	$0.25
Total Price			$13.78

4. Shielding Bag Specifications

MIL-B-81705C Type 1 Class 1 - The bag fits inside the Euro skid and its dimensions are:
15.75 x 10.25 x14" inner diameter

SmarTire will provide HACO with the shielding bags.

The bag once the skid is packed must be sealed using Continuous Hand Rotary Sealer Model: PMHRSL0013000.

Exhibit H: Production and Support Package

1. Control Plans:

The following Control Plans represent the documents of reference for manufacture. The Control plans include all work and test instructions to manufacture and test Products. SmarTire will supply on a compact disc (CD) the entire Production and Support Package including all work and test instructions.

200.0059.FC

200.0065.FC

200.0100.FC

200.0060.FC

200.0068.FC